UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2024

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Fifth Avenue North

Birmingham, Alabama 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RF	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B	RF PRB	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C	RF PRC	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 4.45% Non-Cumulative Perpetual Preferred Stock, Series E	RF PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2024, the Board of Directors (the “Board”) of Regions Financial Corporation (“Regions” or the “Company”) appointed William C. Rhodes, III to the Board, such appointment to be effective on March 1, 2024. Mr. Rhodes was also appointed to serve as a member of the Board of Directors of the Company’s wholly owned subsidiary, Regions Bank (together with the Board, the “Boards”), also to be effective on March 1, 2024.

Mr. Rhodes, 58, is currently Executive Chairman of AutoZone, Inc., the leading retailer and distributor of automotive replacement parts and accessories in the Americas.

The appointment increases the size of the Boards to fifteen (15) members. Mr. Rhodes will serve on the Audit Committee and the Compensation and Human Resources Committee of the Boards.

The Boards affirmatively determined that Mr. Rhodes is independent under New York Stock Exchange listing standards and the Company’s Corporate Governance Principles, and that he meets the eligibility and independence requirements of the Securities and Exchange Commission and New York Stock Exchange as pertaining to the Audit Committee and the Compensation and Human Resources Committee. There are no arrangements or understandings with other persons pursuant to which he was appointed to the positions described above. Additionally, there are no related person transactions involving Mr. Rhodes that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Rhodes will receive customary fees and equity awards from the Company for serving as a Director in accordance with Regions’ Director Compensation Program. At the commencement of his service as a Director on March 1, 2024, Mr. Rhodes will receive a grant of restricted stock units under the Regions 2015 Long Term Incentive Plan with a grant date value equal to $21,667, which is the prorated amount of the annual equity retainer paid uniformly to all non-employee Directors for the current year. The restricted stock units are subject to a continued service requirement and become vested on the date of the 2024 Annual Meeting of Shareholders, or earlier in the case of death or disability or upon termination without cause following a change in control of Regions.

Item 7.01	Regulation FD Disclosure.

On February 14, 2024, the Company issued a press release announcing the appointment of Mr. Rhodes to the Boards. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with general instruction B.2. of Form 8-K, the information included in and incorporated by reference under this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Regions Financial Corporation Director Compensation Program, effective April 20, 2022 (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 6, 2022 and incorporated by reference herein).

99.1	Press Release dated February 14, 2024.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Tara A. Plimpton
Name:	Tara A. Plimpton
Title:	Chief Legal Officer and Corporate Secretary

Date: February 14, 2024